As filed with the Securities and Exchange Commission on September 29, 2016

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

U.S. Silica Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	26-3718801
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

8490 Progress Drive, Suite 300

Frederick, Maryland 21701

(Address, including zip code, of registrant’s principal executive offices)

(301) 682-0600

(Telephone number, including area code, of registrant’s principal executive offices)

Christine Marshall

Senior Vice President, Chief Legal Officer and Corporate Secretary

U.S. Silica Holdings, Inc.

8490 Progress Drive, Suite 300

Frederick, Maryland 21701

(301) 682-0600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Robert M. Hayward, P.C.

Kirkland & Ellis LLP

300 North LaSalle

Chicago, Illinois 60654

(312) 862-2000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to a dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price (1)	Amount of registration fee

Common stock, $0.01 par value per share	6,825,693 shares (2)	$42.33 (3)	$288,931,585 (3)	$29,096 (3)

(1)	Calculated pursuant to Rule 457(a) under the Securities Act of 1933, as amended (the “Securities Act”).
(2)	We are registering 6,825,693 shares of our common stock that may be offered pursuant to this registration statement by the selling stockholders. In accordance with Rule 416 promulgated under the Securities Act this registration statement shall be deemed to cover any additional securities to be offered or issued from stock splits, stock dividends or similar transactions with respect to the shares being registered.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act based on the average of the high and low prices of the common stock on the New York Stock Exchange on September 27, 2016.

EXPLANATORY NOTE

This Registration Statement registers 6,825,693 shares of common stock, par value $0.01 per share, (“Common Stock”) to be offered for resale by certain selling stockholders and their assignees.

Certain selling stockholders acquired their Common Stock in connection with our acquisition of New Birmingham, Inc., a Nevada corporation (“NBI”), pursuant to the Agreement and Plan of Merger, dated as of July 15, 2016, by and among U.S. Silica Holdings, Inc. (the “Company”), New Birmingham Merger Corp., a Nevada corporation and wholly-owned subsidiary of the Company, NBI Merger Subsidiary II, Inc. (n/k/a Tyler Silica Company), a Delaware corporation and wholly-owned subsidiary of the Company, NBI and each of David Durrett and Erik Dall as representatives of the sellers and optionholders.

Certain other selling stockholders acquired their Common Stock in connection with our purchase of all of the outstanding membership units of Sandbox Enterprises, LLC, a Texas limited liability company (“Sandbox”), pursuant to the Membership Unit Purchase Agreement, dated as of August 1, 2016, by and among the Company, U.S. Silica Company, a Delaware corporation and wholly-owned subsidiary of the Company (“U.S. Silica”), Sandbox, each of the owners of membership units of Sandbox (the “Sandbox Sellers”) and Sandy Creek Capital, LLC, a Texas limited liability company, in its capacity as representative of the Sandbox Sellers.

This Registration Statement contains the form of prospectus to be used in connection with offers and sales by selling stockholders in connection with their sale of Common Stock. Additional selling stockholders may be named in future supplements to the form of prospectus.

U.S. SILICA HOLDINGS, INC.

6,825,693 shares of common stock

The selling stockholders identified in this prospectus, together with any additional selling stockholders listed in any applicable prospectus supplement, are offering for resale up to 6,825,693 shares of our common stock, par value $0.01 per share (“Common Stock”). The Common Stock may be offered from time to time by the selling stockholders on any stock exchange, market or trading facility on which our shares are traded or in private transactions, at fixed or negotiated prices, through one or more methods or means as described in the section entitled “Plan of Distribution” beginning on page 9 of this prospectus. We will not receive any proceeds from the sale of Common Stock by the selling stockholders, but we may incur certain expenses in connection with any offering.

Our registration of the shares of Common Stock covered by this prospectus does not mean that the selling stockholders will offer or sell any of the shares. This prospectus describes the general manner in which our Common Stock may be offered and sold by the selling stockholders. If necessary, the specific manner in which our Common Stock may be offered and sold will be described in a supplement to this prospectus. Additional selling stockholders may be named in a supplement to this prospectus. Any statement contained in this prospectus is deemed modified or superseded by any inconsistent statement contained in any supplement to this prospectus. You should read this prospectus and any prospectus supplement, as well as the documents incorporated by reference into this prospectus and any applicable prospectus supplement, carefully before you invest.

Our Common Stock trades on the New York Stock Exchange (the “NYSE”) under the symbol “SLCA”. On September 28, 2016, the last reported sale price of our common stock on the NYSE was $45.16.

INVESTING IN THE COMMON STOCK OFFERED BY THIS PROSPECTUS INVOLVES RISKS. SEE “RISK FACTORS” BEGINNING ON PAGE 2 OF THIS PROSPECTUS AND THE RISK FACTORS SECTIONS OF ANY APPLICABLE PROSPECTUS SUPPLEMENT AND THE DOCUMENTS INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND ANY APPLICABLE PROSPECTUS SUPPLEMENT FOR INFORMATION THAT YOU SHOULD CONSIDER BEFORE PURCHASING THE COMMON STOCK OFFERED BY THIS PROSPECTUS AND ANY APPLICABLE PROSPECTUS SUPPLEMENT.

Neither the Securities and Exchange Commission (the “Commission” or the “SEC”) nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus or any applicable prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 29, 2016.

You should rely only on the information contained or incorporated by reference in this prospectus and any applicable prospectus supplement. Neither we nor the selling stockholders have authorized anyone else to provide you with different information. The securities are not being offered in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus and any accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

ABOUT THIS PROSPECTUS

This prospectus is part of a shelf registration statement on Form S-3 that we filed with the Commission. Under this shelf registration process, the selling stockholders may from time to time sell the offered securities in one or more offerings.

In certain circumstances, we may provide a prospectus supplement that will contain specific information about the terms of a particular offering by one or more of the selling stockholders. We may also provide a prospectus supplement to add information to, or update or change information contained in, this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date (for example, a document incorporated by reference in this prospectus or any prospectus supplement) the statement in the later-dated document modifies or supersedes the earlier statement.

You should read both this prospectus and any applicable prospectus supplement together with the additional information about us to which we refer you in the section of this prospectus entitled “Where You Can Find More Information.”

This prospectus includes or incorporates by reference our trademarks, service marks and trade names such as “U.S. Silica,” which are protected under applicable intellectual property laws and are the property of U.S. Silica Holdings, Inc. or its subsidiaries. Solely for convenience, trademarks, service marks and trade names referred to or incorporated by reference in this prospectus may not appear with the ®or ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights to our trademarks, service marks and trade names. In addition, this prospectus contains or incorporates by reference trademarks, service marks, and trade names of other companies, which are the property of their respective owners.

Unless the context otherwise indicates, the terms “Company,” “we,” “us,” and “our” as used in this prospectus refer to U.S. Silica Holdings, Inc. and its subsidiaries. Unless the context otherwise indicates, the phrase “this prospectus” refers to this prospectus and any applicable prospectus supplement.

OUR COMPANY

We are one of the largest domestic producers of commercial silica, a specialized mineral that is a critical input into a variety of attractive end markets. During our 116-year history, we have developed core competencies in mining, processing, logistics and materials science that enable us to produce and cost-effectively deliver over 260 products to customers across these markets. We operate 18 production facilities across the United States and own one of the largest frac sand processing plants in the United States. Including the purchase of reserves adjacent to our Ottawa, Illinois, facility in May 2016, we controlled 436 million tons of reserves of commercial silica as of June 30, 2016, 240 million tons of which can be processed to meet American Petroleum Institute frac sand size specifications. The reserves acquired through the acquisition of New Birmingham, Inc., a Nevada corporation, in August 2016 added 41.4 million tons of commercial silica, all of which can be processed to meet American Petroleum Institute frac sand size specifications. Our operations are organized into two segments based on end markets served: (1) Oil & Gas Proppants and (2) Industrial & Specialty Products. Our segments are complementary because our ability to sell to a wide range of customers across end markets allows us to maximize recovery rates in our mining operations, optimize our asset utilization and reduce the cyclicality of our earnings.

We were incorporated under the laws of the State of Delaware on November 14, 2008. Our principal executive offices are located at 8490 Progress Drive, Suite 300, Frederick, Maryland 21701 and our telephone number is (301) 682-0600.

We maintain an Internet website at http://www.ussilica.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

RISK FACTORS

Our business is subject to uncertainties and risks. You should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus, including the risk factors incorporated by reference from our most recent annual report on Form 10-K, as updated by our quarterly reports on Form 10-Q, current reports on Form 8-K and other filings we make with the SEC. It is possible that our business, financial condition, liquidity or results of operations could be materially adversely affected by any of these risks.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents we incorporate by reference contain forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact included in this prospectus and the documents we incorporate by reference are forward-looking statements. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “can have,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. For example, all statements we make relating to our estimated and projected costs, expenditures, cash flows, growth rates and financial results, our plans and objectives for future operations, growth or initiatives, strategies or the expected outcome or impact of pending or threatened litigation are forward-looking statements. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expected.

We derive many of our forward-looking statements from our operating budgets and forecasts, which are based on many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. Important factors that could cause actual results to differ materially from our expectations, or cautionary statements, are disclosed under “Item 1A. Risk Factors” in Part I and “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our most recent annual report on

Form 10-K, as updated by our quarterly reports on Form 10-Q, current reports on Form 8-K and other filings we make with the SEC. All written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by these cautionary statements as well as other cautionary statements that are made from time to time in our other filings with the SEC and public communications. You should evaluate all forward-looking statements made in our most recent annual report on Form 10-K, as updated by our quarterly reports on Form 10-Q, current reports on Form 8-K and other filings we make with the SEC in the context of these risks and uncertainties.

We caution you that the important factors disclosed under Item 1A, “Risk Factors” and Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our most recent annual report on Form 10-K, as updated by our quarterly reports on Form 10-Q, current reports on Form 8-K and other filings we make with the SEC may not contain all of the factors that are important to you. In addition, we cannot assure you that we will realize the results or developments we expect or anticipate or, even if substantially realized, that they will result in the consequences or affect us or our operations in the way we expect. The forward-looking statements included in this prospectus and the documents we incorporate by reference are made only as of the date they are made. We undertake no obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

USE OF PROCEEDS

We will not receive any proceeds from the sale of Common Stock by any selling stockholders. All of the shares of our Common Stock offered by the selling stockholders pursuant to this prospectus will be sold by the selling stockholders. We have agreed to pay certain expenses in connection with the registration of shares being offered by the selling stockholders.

SELLING STOCKHOLDERS

This prospectus relates to the possible resale by the selling stockholders of shares of Common Stock that we issued to them pursuant to (i) the Agreement and Plan of Merger, dated as of July 15, 2016, by and among the Company, New Birmingham Merger Corp., a Nevada corporation and wholly-owned subsidiary of the Company, NBI Merger Subsidiary II, Inc. (n/k/a Tyler Silica Company), a Delaware corporation and wholly-owned subsidiary of the Company, New Birmingham, Inc., a Nevada Corporation (“NBI”) and each of David Durrett and Erik Dall as representatives of the sellers and optionholders (the “NBI Merger Agreement”), pursuant to which we acquired NBI and its subsidiaries (the “NBI Acquisition”), and (ii) the Membership Unit Purchase Agreement, dated as of August 1, 2016, by and among the Company, U.S. Silica Company, a Delaware corporation and wholly-owned subsidiary of the Company (“U.S. Silica”), Sandbox Enterprises, LLC, a Texas limited liability company (“Sandbox”), each of the owners of membership units of Sandbox (the “Sandbox Sellers”) and Sandy Creek Capital, LLC, a Texas limited liability company, in its capacity as representative of the Sandbox Sellers (the “Sandbox Purchase Agreement”), pursuant to which we acquired Sandbox and its subsidiaries (the “Sandbox Acquisition”). The selling stockholders may from time to time offer and sell pursuant to this prospectus any or all of the shares that such selling stockholders acquired under the NBI Merger Agreement or Sandbox Purchase Agreement, as applicable.

The following table presents information regarding the selling stockholders and the shares that each such selling stockholder may offer and sell from time to time under this prospectus. This table is prepared based on information supplied to us by the selling stockholders and reflects holdings as of September 15, 2016. As used in this prospectus, the term “selling stockholder” includes those selling stockholders identified below and any donees, pledgees, transferees or other successors in interest selling shares received after the date of this prospectus from a selling stockholder as a gift, pledge, or other non-sale related transfer. The number of shares in the column “Prior to the Offering—Number of Shares of Common Stock Being Registered for Resale” represents all of the shares that a selling stockholder may offer under this prospectus. The column “After the Offering (Assuming All Shares of Common Stock Being Offered Hereby are Sold)—Number of Shares of Common Stock Beneficially Owned” assumes that the selling stockholders sell all of the shares offered under this prospectus. However, because the selling stockholders may offer from time to time all, some or none of their shares under this prospectus, or in another permitted manner, no assurances can be given as to the actual number of shares that will be sold by the selling stockholders or that will be held by the selling stockholders after completion of the sales. In addition, we do not know how long the selling stockholders will hold their shares before selling them.

Unless otherwise described below, to our knowledge, none of the selling stockholders nor any of their affiliates has held any position or office or otherwise had any material relationship with us or our affiliates during the three years prior to the date of this prospectus.

In the table below, the percentage of shares beneficially owned is calculated pursuant to Rule 13d-3 under the Exchange Act and is based on 70,598,788 shares of our Common Stock outstanding at September 15, 2016. Beneficial ownership includes any shares over which the selling stockholder has sole or shared voting power or investment power and also any shares that the selling stockholder has the right to acquire within 60 days of such date through the exercise of any options or other rights. Common stock issuable under stock options that are exercisable within 60 days of September 15, 2016 are deemed outstanding for purposes of computing the percentage ownership of the person holding the options but are not deemed outstanding for purposes of computing the ownership of any other person. Unless indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to their common stock, except to the extent authority is shared by spouses under applicable law. The inclusion of any shares in this table does not constitute an admission of beneficial ownership for the persons named below.

	Prior to the Offering			After the Offering (Assuming All Shares of Common Stock Being Offered Hereby are Sold)
Name of Selling Stockholder	Number of Shares of Common Stock Beneficially Owned	Percentage of Shares of Common Stock Outstanding	Number of Shares of Common Stock Being Registered for Resale	Number of Shares of Common Stock Beneficially Owned	Percentage of Shares of Common Stock Outstanding
Frank C. Adamek & Shelley D. Adamek	12,162	*	12,162	—	—
Ronald Alexander	9,485	*	9,485	—	—
Peter Aubry	9,485	*	9,485	—	—
Avery Interests LLC	5,228	*	5,228	—	—
Patrick R. Bailey (1)	15,735	*	15,735	—	—
Black River CPF M&M NBI Holdco LLC	518,191	*	518,191	—	—
Frederick W. Brazelton	2,091	*	2,091	—	—
Lewie Byers (2)	518,981	*	518,981	—	—
Nick Carter (3)	11,829	*	11,829	—	—
Taylor Chanaratsopon Trust	10,456	*	10,456	—	—
Circle B Interests LLC	106,421	*	106,421	—	—
Christine Comi	2,845	*	2,845	—	—
John Comi	2,845	*	2,845	—	—
Mary Comi	3,794	*	3,794	—	—
Cecile Coneway	99,829	*	99,829	—	—
Steven Crittenden (4)	4,553	*	4,553	—	—
D. Merril Cummings (5)	88,436	*	88,436	—	—
Erik Dall (6)	132,007	*	132,007	—	—
DCB Interests Ltd.	3,136	*	3,136	—	—
The Marc L. Deer Irrevocable Trust	12,162	*	12,162	—	—
Henry D. Dixon & Betsy B. Dixon	12,162	*	12,162	—	—
M. Keith Dollahite, P.C.	1,897	*	1,897	—	—
The Peter H. Dominick, Jr. Family Trust	4,865	*	4,865	—	—
David J. Durrett (7)	992,219	1.4%	992,219	—	—
Jonathan B. Fairbanks	20,911	*	20,911	—	—
Jay D. Fields	53,211	*	53,211	—	—
Jay Fields 2007 GST Exempt Trust	53,211	*	53,211	—	—
Kenneth Finley (8)	2,845	*	2,845	—	—
First Bischoff & Heins Corp	6,081	*	6,081	—	—
William J. Florence & Joy Seppala-Florence	12,162	*	12,162	—	—
John E. Freeman	24,325	*	24,325	—	—
Charles H. Garrett	2,432	*	2,432	—	—
Peter Glynn (9)	113,985	*	113,985	—	—
Hermanson Family Limited Partnership	12,162	*	12,162	—	—
Michael G. Jarvis	2,432	*	2,432	—	—
Robert Kunzi	78,646	*	78,646	—	—
Dennis Limin	39,836	*	39,836	—	—
Locust Holdings LLC	9,730	*	9,730	—	—
Daniel J. Massalone	4,865	*	4,865	—	—
Thomas Massalone (10)	58,958	*	58,958	—	—
Robert & Edna McDougal Family Trust	15,400	*	15,400	—	—
Rick McCormick (11)	233,974	*	233,974	—	—
William F. Miller	6,081	*	6,081	—	—
Michael Mithoff	2,432	*	2,432	—	—

	Prior to the Offering			After the Offering (Assuming All Shares of Common Stock Being Offered Hereby are Sold)
Name of Selling Stockholder	Number of Shares of Common Stock Beneficially Owned	Percentage of Shares of Common Stock Outstanding	Number of Shares of Common Stock Being Registered for Resale	Number of Shares of Common Stock Beneficially Owned	Percentage of Shares of Common Stock Outstanding
Mitrowski Revocable Trust	12,162	*	12,162	—	—
Nanominerals Corp.	189,693	*	189,693	—	—
John R. Oren (12)	800,187	1.1%	800,187	—	—
John Oren, as Trustee of the Lee McCormick 2013 Gift Trust	233,974	*	233,974	—	—
John Oren, as Trustee of the Lindsay McCormick 2013 Gift Trust	233,974	*	233,974	—	—
Joshua E. Oren (13)	98,263	*	98,263	—	—
Joshua E. Oren, as Trustee of the Josh Oren 2013 Children’s Trusts	315,866	*	315,866	—	—
Joshua E. Oren, as Trustee of the Josh Oren 2015 Child’s Trust	105,289	*	105,289	—	—
Joshua E. Oren, as Trustee of the Joshua E. Oren 2007 QSST	701,924	*	701,924	—	—
Matthew D. Oren, as Trustee of the Mathew D. Oren 2007 QSST	280,769	*	280,769	—	—
Richard A. & Marleine Oren	2,432	*	2,432	—	—
Howard Ormonroyd	13,078	*	13,078	—	—
Christine H. Owen	17,027	*	17,027	—	—
Michael Owen	7,297	*	7,297	—	—
Stephen L. Owen	8,514	*	8,514	—	—
Michael Paye (14)	8,620	*	8,620	—	—
Pelican State Investment Group, LLC	12,162	*	12,162	—	—
James W. Penn (15)	6,975	*	6,975	—	—
John Puckett	212,137	*	212,137	—	—
The James M. Pyle and Vickie K. Pyle Family Trust	12,162	*	12,162	—	—
Morty Redman (16)	3,794	*	3,794	—	—
Eric Salsberg	3,794	*	3,794	—	—
SB Invesco LLC	46,703	*	46,703	—	—
Seis Holdings LLC	41,822	*	41,822	—	—
Gabriel Siegel	2,614	*	2,614	—	—
Jeff Snauwaert	15,598	*	15,598	—	—
Douglas Thomson	948	*	948	—	—
TP Energy Capital LLC	15,683	*	15,683	—	—
Dennis Van Wagner & Virginia Van Wagner	4,865	*	4,865	—	—
Arnold Anderson Vickery (17)	25,080	*	25,080	—	—
Barbara Welsh	1,897	*	1,897	—	—
Oliver C Willoughby	13,078	*	13,078	—	—
Jim P. Wise	12,162	*	12,162	—	—
Christopher A Worcester	28,043	*	28,043	—	—
Adam Zylman	2,614	*	2,614	—	—

*	Indicates ownership of less than 1.0% of the Common Stock outstanding.

(1)	Patrick R. Bailey serves as an employee of the Company or one of its subsidiaries.

(2)	Lewie Byers served as a director of NBI and its subsidiaries until the completion of the NBI Acquisition.

(3)	Nick Carter served as a director and the chairman of NBI and its subsidiaries until the completion of the NBI Acquisition.

(4)	Steven Crittenden served as a director of NBI and its subsidiaries until the completion of the NBI Acquisition.

(5)	D. Merril Cummings served as the Chief Financial Officer of Sandbox until the completion of the Sandbox Acquisition, and is currently an employee of the Company or one of its subsidiaries.

(6)	Erik Dall served as Chief Financial officer of NBI and its subsidiaries until the completion of the NBI Acquisition, and is currently a consultant to the Company or one of its subsidiaries.

(7)	David J. Durrett served as a director and the Chief Financial officer of NBI and its subsidiaries until the completion of the NBI Acquisition, and is currently a consultant to the Company or one of its subsidiaries.

(8)	Kenneth Finley served as an employee of NBI until after the completion of the NBI Acquisition.

(9)	Peter Glynn served as Executive Vice President of Strategy and Development of Sandbox until the completion of the Sandbox Acquisition, and is currently an employee of the Company or one of its subsidiaries.

(10)	Thomas Massalone served as Vice President of Operations of Sandbox until the completion of the Sandbox Acquisition, and is currently an employee of the Company or one of its subsidiaries.

(11)	Rick McCormick served as a member of the board of managers of Sandbox and its subsidiaries until the completion of the Sandbox Acquisition.

(12)	John R. Oren served as a member of the board of managers of Sandbox and its subsidiaries until the completion of the Sandbox Acquisition.

(13)	Joshua E. Oren served as a member of the board of managers of Sandbox and its subsidiaries and the chief executive officer of Sandbox until the completion of the Sandbox Acquisition, and currently serves as the vice president of Sandbox and its subsidiaries.

(14)	Michael Paye serves as an employee of the Company or one of its subsidiaries.

(15)	James W. Penn serves as an employee of the Company or one of its subsidiaries.

(16)	Morty Redman serves as an employee of the Company or one of its subsidiaries.

(17)	Arnold Anderson Vickery served as General Counsel of Sandbox until the completion of the Sandbox Acquisition and is currently an employee of the Company or one of its subsidiaries.

Registration Rights Agreements

We are filing the registration statement of which this prospectus is a part pursuant to the provisions of the Registration Rights Agreements (as defined below) that we entered into with the selling stockholders. Copies of the Registration Rights Agreements are filed as exhibits to the Registration Statement of which this prospectus is a part.

NBI Registration Rights Agreement

The NBI Merger Agreement required us to file a Form S-3 shelf registration statement to register the Common Stock issued pursuant to the NBI Merger Agreement within 45 days after the closing of the NBI Acquisition and to use our reasonable best efforts to keep such registration statement continuously effective until the earlier of (x) the date following the third anniversary of such registration statement’s effectiveness and (y) the date on which each of the sellers and optionholders under the NBI Merger Agreement (the “NBI Holders”) are permitted to sell all of their Common Stock pursuant to Rule 144 under the Securities Act of 1933 (“Rule 144”), as amended (the “Securities Act”) without limitation or restriction under any of the requirements of Rule 144. Prior to the sale or distribution of any Common Stock received pursuant to the NBI Merger Agreement, each NBI Holder is required to give us prior written notice. We may suspend use of the registration statement if in our good faith judgment, such sale or distribution thereunder would require disclosure of non-public material information not otherwise required to be disclosed under applicable law and we have a bona fide business purpose for preserving the confidentiality of such information; provided, we cannot invoke such suspension on more than four occasions during any 360 consecutive days and no single suspension may last for longer than 45 consecutive days.

We will generally pay all expenses incurred in connection with the registration, other than underwriting discounts, broker or selling commissions and taxes applicable to the sale of the registrable securities and fees and expenses of any NBI Holder’s legal counsel, accountant or other advisor. We are not obligated to participate in, or provide any assistance with, any underwritten offering by the selling stockholders.

Sandbox Registration Rights Agreement

The Sandbox Purchase Agreement required us to file a Form S-3 shelf registration statement to register the Common Stock issued pursuant to the Sandbox Purchase Agreement within 60 days after the closing of the Sandbox Acquisition and to use our reasonable best efforts to keep such registration statement continuously effective until the earlier of (x) the date following the third anniversary of such registration statement’s effectiveness and (y) the date on which each of the Sandbox Sellers is permitted to sell all of its Common Stock pursuant to Rule 144 without limitation or restriction under any of the requirements of Rule 144. Prior to the sale or distribution of any Common Stock received pursuant to the Sandbox Purchase Agreement, each Sandbox Seller is required to give us prior written notice. We may suspend use of the registration statement if in our good faith judgment, such sale or distribution thereunder would require disclosure of non-public material information not otherwise required to be disclosed under applicable law and we have a bona fide business purpose for preserving the confidentiality of such information; provided, we cannot invoke such suspension on more than four occasions during any 360 consecutive days and no single suspension lasts for longer than 30 consecutive days. Shares held by the Sandbox Sellers are subject to a lock-up agreement until October 22, 2016, with the exception of certain shares held by Messrs. Cummings, Glynn, Massalone and Joshua Oren, which are subject to a lock-up agreement until December 13, 2018, and therefore the Sandbox Sellers may not sell, transfer or otherwise dispose of their shares until after the October 22, 2016 or December 13, 2018, as applicable.

We will generally pay all expenses incurred in connection with the registration, other than underwriting discounts, broker or selling commissions and taxes applicable to the sale of the registrable securities and fees and expenses of any Sandbox Holder’s legal counsel, accountant or other advisor. We are not obligated to participate in, or provide any assistance with, any underwritten offering by the selling stockholders.

PLAN OF DISTRIBUTION

Additional selling stockholders not named in this prospectus may not be able to use this prospectus for resales until they are named in the selling stockholders table by prospectus supplement or post-effective amendment. Transferees, successors and donees of identified selling stockholders may not be able to use this prospectus for resales until they are named in the selling stockholders table by prospectus supplement or post-effective amendment. If required, we may add transferees, successors and donees by prospectus supplement in instances where the transferee, successor or donee has acquired its shares from holders named in this prospectus after the effective date of this prospectus. See “Selling Stockholders.”

Any or all of the selling stockholders may offer the shares of Common Stock from time to time, either in increments or in a single transaction. The selling stockholders may also decide not to sell all the shares they are allowed to sell under this prospectus. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale.

All or any portion of such Common Stock may be sold from time to time directly by the selling stockholders (and any of their pledgees, donees, transferees, assignees and successors-in-interest ) or, alternatively, through one or more underwriters, broker-dealers or agents. Such Common Stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, or at negotiated prices. Such sales may be effected in transactions (which may involve crosses or block transactions):

•	on any national securities exchange or quotation service on which the Common Stock may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on such exchanges or services or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	in ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	in block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	in purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	through an exchange distribution in accordance with the rules of the applicable exchange;

•	in privately negotiated transactions;

•	in short sales;

•	with broker-dealers who may agree with the selling stockholders to sell a specified number of shares at a stipulated price per share;

•	in an underwritten offering;

•	in a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under any available exemption to the registration requirements of the Securities Act, including but not limited to Rule 144, rather than under this prospectus.

In connection with sales of the Common Stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Common Stock in the course of hedging the positions they assume. The selling stockholders may also sell the Common Stock short and deliver Common Stock to close out such short positions, or loan or pledge the Common Stock to broker-dealers that in turn may sell such Common Stock.

Notwithstanding anything in this prospectus to the contrary, in no event will such method(s) of distribution take the form of an underwritten offering of the Common Stock except in accordance with the terms of the applicable Registration Rights Agreement. We are not obligated to participate in, or provide any assistance with, any underwritten offering by the selling stockholders.

We have advised the selling stockholders that it is the view of the Commission that it may not use shares registered on the Registration Statement to cover short sales of the Common Stock made prior to the date on which the Registration Statement is declared effective by the Commission. If a selling stockholder uses this prospectus for any sale of the Common Stock, it will be subject to the prospectus delivery requirements of the Securities Act. The selling stockholders will be responsible for complying with the applicable provisions of the Securities Act and Exchange Act, and the rules and regulations thereunder promulgated, including, without limitation, Regulation M, as applicable to such selling stockholders in connection with resales of its Common Stock under the Registration Statement.

Resales by selling stockholders may be made directly to investors or through securities firms acting as underwriters, brokers or dealers. Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. When resales are to be made through a securities firm, the securities firm may be engaged to act as the selling stockholder’s agent in the resale of the shares of common stock by the selling stockholder, or the securities firm may purchase shares of common stock from the selling stockholder as principal and thereafter resell those shares from time to time. Securities firms may, to the extent permissible, receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts, if any, to exceed what is customary in the types of transactions involved.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of Common Stock from time to time under this prospectus, or under an amendment to this prospectus or a prospectus supplement to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of Common Stock sold hereunder will be paid by the selling stockholder and/or the purchasers.

We are required to pay certain fees and expenses incident to the registration of the shares, but we will not receive any proceeds from the sale of the Common Stock sold pursuant to this prospectus. We have agreed to indemnify the selling stockholders against certain losses, including losses which the stockholders may become subject under the Securities Act or the Exchange Act.

LEGAL MATTERS

The validity of the securities offered pursuant to this prospectus and any prospectus supplement will be passed upon for us by Kirkland & Ellis LLP, Chicago, Illinois.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting of U.S. Silica Holdings, Inc. incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file periodic reports, proxy statements and other information with the SEC. You may read and copy (at prescribed rates) any such reports, proxy statements and other information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. For further information concerning the SEC’s Public Reference Room, you may call the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

This prospectus is part of a registration statement filed on Form S-3 with the SEC under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information concerning us and the securities, you should read the entire registration statement and the additional information described under “Incorporation of Certain Information by Reference” below. The registration statement has been filed electronically and may be obtained in any manner listed above. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE.

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus. This prospectus incorporates by reference the documents and reports listed below filed by us with the SEC (File No. 001-35416) (other than portions of these documents that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, including any exhibits included with such Items):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2015;

•	our Quarterly Reports on Form 10-Q for the period ended March 31, 2016, filed on April 27, 2016 and for the period ended June 30, 2016, filed on August 3, 2016

•	our Current Reports on Form 8-K filed on February 23, 2016, March 22, 2016, April 26, 2016, May 10, 2016, July 20, 2016, August 4, 2016, August 18, 2016 and August 24, 2016;

•	the description of our common stock contained in our Registration Statement on Form 8-A filed on January 31, 2012;

•	All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the initial registration statement of which this prospectus forms a part until all of the securities being offered under this prospectus or any prospectus supplement are sold (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K). The information contained in any such document will be considered part of this prospectus from the date the document is filed with the SEC.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We undertake to provide without charge to you, upon oral or written request, a copy of any or all of the documents that have been incorporated by reference in this prospectus, other than exhibits to such other documents (unless such exhibits are specifically incorporated by reference therein), by request directed to our Corporate Secretary, U.S. Silica Holdings, Inc., (301) 682-0600.

6,825,693 Shares

Common Stock

U.S. Silica Holdings, Inc.

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

September 29, 2016

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following is a statement of the estimated expenses to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting discounts, commissions and transfer taxes, to be paid by us.

SEC registration fee	$29,096
Legal fees and expenses	$75,000
Accounting fees and expenses	$12,500
Printing fees	$20,000
Miscellaneous expenses	$10,000

Total	$146,596

Item 15. Indemnification of Directors and Officers.

Section 102(b)(7) of the General Corporation Law of the State of Delaware (the “DGCL”) allows a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our second amended and restated certificate of incorporation of provides for this limitation of liability.

Section 145 of the DGCL (“Section 145”) provides that a Delaware corporation shall have power to indemnify any person who was, or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such person’s conduct was illegal. A Delaware corporation may indemnify any persons who are, or were a party or are threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the corporation’s best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

Our second amended and restated bylaws provide that we will indemnify our directors and officers to the fullest extent authorized by the DGCL and must also pay expenses incurred in defending any such proceeding in advance of its final disposition upon delivery of an undertaking, by or on behalf of an indemnified person, to repay all amounts so advanced if it should be determined ultimately that such person is not entitled to be indemnified under this section or otherwise.

We have entered into indemnification agreements with each of our executive officers and directors. The indemnification agreements provide the executive officers and directors with contractual rights to indemnification, expense advancement and reimbursement, to the fullest extent permitted under the DGCL.

The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of our second amended and restated certificate of incorporation or second amended and restated bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

We maintain standard policies of insurance that provide coverage (1) to our directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act and (2) to us with respect to indemnification payments that we may make to such directors and officers.

Item 16. Exhibits.

The Exhibit Index attached hereto and the exhibits listed therein are incorporated herein by reference.

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that: paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant, U.S. Silica Holdings, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Frederick, State of Maryland.

Date: September 29, 2016

U.S. SILICA HOLDINGS, INC.

By:	/s/ Bryan A. Shinn
Name:	Bryan A. Shinn
Title:	President and Chief Executive Officer

* * *

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated. Each person whose signature appears below in so signing also makes, constitutes and appoints Bryan A. Shinn, Donald A. Merril and Christine Marshall, and each of them acting alone, his true and lawful attorney-in-fact, with full power of substitution, for him in any and all capacities, to execute and cause to be filed with the Securities and Exchange Commission any and all amendments and post-effective amendments including post-effective amendments and registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and otherwise) to this Registration Statement, with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that said attorney-in-fact or his substitute or substitutes may do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Bryan A. Shinn Bryan A. Shinn	President, Chief Executive Officer and Director (Principal Executive Officer)	September 29, 2016

/s/ Donald A. Merril Donald A. Merril	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	September 29, 2016

/s/ Charles Shaver Charles Shaver	Chairman of the Board	September 29, 2016

/s/ Peter Bernard Peter Bernard	Director	September 29, 2016

/s/ William J. Kacal William J. Kacal	Director	September 29, 2016

/s/ J. Michael Stice J. Michael Stice	Director	September 29, 2016

EXHIBIT INDEX

Exhibit No.	Description

3.1	Second Amended and Restated Certificate of Incorporation of U.S. Silica Holdings, Inc., effective January 31, 2012 (incorporated by reference from Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 6, 2012).

3.2	Second Amended and Restated Bylaws of U.S. Silica Holdings, Inc., effective January 31, 2012 (incorporated by reference from Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the SEC on February 6, 2012).

3.3	Certificate of Change of Registered Agent and/or Registered Office (incorporated by reference from Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 11, 2015).

4.1	Registration Rights Agreement, dated as of August 16, 2016, by and among the U.S. Silica Holdings, Inc. and each person identified on the signature pages thereto.

4.2	Registration Rights Agreement, dated as of August 22, 2016, by and among the U.S. Silica Holdings, Inc. and each person identified on the signature pages thereto.

5.1	Opinion of Kirkland & Ellis LLP.

23.1	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1).

23.2	Consent of Grant Thornton LLP, independent registered accounting firm.